Exhibit 10.24

TALEND

NOTICE OF GRANT OF EMPLOYEE WARRANTS

Section I

ADDRESSEE

We are pleased to inform you that the board of directors, making use of the delegation granted to it by virtue of the          resolution of the extraordinary general meeting of shareholders of TALEND (the “Company”) held on          has decided to grant you a total of          Employee Warrants, governed by the terms of the corresponding resolution submitted to the vote of the above-referenced shareholder meeting and to a meeting of the Board of Directors held on           , copies of which are attached as Schedule 1 hereto and of the present notice of grant (“Notice of Grant”) :

•                  Date of Grant:

•                  Vesting Start Date:

•                  Total number of warrants :

•                  Total number of shares that may be subscribed upon exercise of the warrants:

•                  Strike price per share:

•                  Total strike price:

•                  Expiration of warrants:

Effective date of the warrants:

The warrants are effective as of the date of grant.

Vesting Schedule:

The warrants vest and may be exercised by the recipient according to the following schedule:

•                  In the amount of 25% of the warrants following the expiration of 12 months the          , i.e.

•                  Thereafter, 6.25% of the warrants shall vest each quarter following

•                  At the latest, 10 years after the date of grant. Any warrants which have not been exercised by this time shall be cancelled.

The number of warrants that may be exercised according to the vesting schedule shall be rounded down to the nearest whole number.

Notwithstanding the foregoing, unless the board of directors decides otherwise at the latest immediately prior to the closing of a Transaction (as defined below), in the event of a merger into or acquisition by another company, or the sale by one or more shareholders of the Company to one or more third parties, acting alone or in concert, of shares representing at least 50% of the share capital of the Company (“Transaction”), the vesting of the warrants shall be accelerated such that any warrants that have not vested as of the date of the Transaction shall be exercisable.

In addition, absent a decision to the contrary by the Board of Directors, the warrants must be exercised by the holders or their beneficiaries as set forth below, barring which the warrants shall be cancelled:

(a)         Within a period of three months following the termination of employment of the holder with the Company or any of its affiliates, whether such termination is at the initiative of the holder of the Company or its affiliate as the case may be;

(b)         At the latest immediately upon the closing of a Transaction as defined above, provided however that the Company shall be required to provide no less than 15 days’ notice to the holders of the warrants of the closing of any Transaction of which they may not be aware;

(c)          Within a period of 9 months following the incapacity of the holder; or

(d)         Within a period of 6 months following the death of the holder.

Provided, however, that any warrants that have not vested as of the occurrence of one of the dates mentioned above shall be automatically cancelled as of such date, and that the nothing herein shall be deemed to extend the 10-year expiration period of the options as noted above.

The other applicable terms and conditions of the warrants are those set forth in the          resolution of the extraordinary general meeting of                .

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TALEND

NOTICE OF GRANT OF EMPLOYEE WARRANTS

Section II

TERMS AND CONDITIONS

1.                                      Grant of the Warrants.

The Company grants to the holder identified in Section 1 hereof (“Holder”)          warrants allowing for the subscription of          shares at the subscription price set forth in Section 1 (“Subscription Price”), in accordance with the decision of the Board of Directors dated          and the provisions of the          resolution of the extraordinary general meeting of shareholders of          attached hereto in Exhibit 1, which are an integral part of this Notice of Grant.

In the event of a conflict between the terms of the decisions and resolutions and this Notice of Grant, the terms of the decisions and resolutions shall control.

The warrants are governed by the provisions of Article L 228-91 of the French Commercial Code and Article 163 bis G of the French Tax Code.

2.                                      Exercise of the Warrants

(a)                                 The warrants may be exercised during their term in accordance with the vesting schedule set forth in Section 1 as well as the terms of the resolution set forth below. In the event of the termination of the holder’s status as an employee, the right to exercise the warrants will be governed in accordance with the terms of the applicable decision set forth in Section 1 above.

(b)                                 Exercise of the Warrants

To exercise the warrants, the holder shall send an exercise form in the form set forth in Exhibit 2 of this Notice of Grant (“Exercise Form”), which includes the share subscription form setting forth the decision to exercise the warrants and the number of warrants being exercised (the “Subscribed Shares”). The Exercise Form shall be signed by the holder and delivered by hand or sent by certified mail, return receipt requested, to the Company or via facsimile promptly confirmed by certified mail, return receipt requested, sent to the Company. The Exercise Form must be received by the Company no later than midnight on the expiration date of the warrant. The exercise form must be accompanied by the full subscription price of the Subscribed Shares. When payment is by check, the check shall be attached to the request. In the event payment is not made by a cashier’s check, it shall be considered paid only of duly provisioned. In the event payment is made via wire transfer, the subscription price must be credited to the account of the Company no later than 10 days following the date of reception by the Company of the subscription form.

The issuance of the Shares upon the exercise of the warrants is only permitted on the condition that the full subscription price shall have been paid and compliance with the mandatory provisions of Book II of the French Commercial Code.

Upon the exercise of a warrant, the shares issued to the holder shall be assimilated with the other shares of the Company and shall have dividend rights as from the fiscal quarter in which the warrant was exercised.

3.                                      Modes of payment. Payment of the full subsctipion price shall be made, at the discretion of the holder, by the following means:

(1)                                 bank wire transfer;

(2)                                 check;

(3)                                 offset of amounts receivable; or

(4)                                 any combination of the above.

4.                                      Non-transferability of Warrants. In accordance with the provisions of Article 163 bis G-II of the French Tax Code, the warrants are non-transferable.

5.                                      Validity of Warrants.  The warrants may only be exercised during the period set forth in Section 1 of this Notice of Grant.

6.                                      Limitations

The grant of the warrants shall not impart to the holder a right to continued employment by the company or its affiliates within the meaning of Article L. 233-3 of the French Commercial Code (hereafter “Affiliate”). The grant of the warrants shall not therefore in any manner limit the right of the Company or an Affiliate to terminate in any circumstances the employment of the holder.

The warrants shall not constitute an agreement of employment or compensation of the beneficiary.

Section III

7.                                      Applicable Law. This Notice of Grant is governed by French law. Any disputes arising out of this Notice of Grant shall be subject to the exclusive jurisdiction of the Trial Court with venue of the Company’s corporate headquarters.

Done at Suresnes, on

HOLDER:	TALEND
Represented by Emmanuel Samson
Authorized Signatory